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                                             EXHIBIT 10(a)
SUTHERLAND ASBILL & BRENNAN LLP
1275 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, D.C. 20004-2404


                                February 4, 1999


VIA EDGAR
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Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 for the Separate Account B (File No. 333-66757, 811-5626). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP




                                   By: /s/ Stephen R. Roth
                                       ------------------
                                       Stephen R. Roth



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